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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /x/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        ENHANCE FINANCIAL SERVICES GROUP
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                (Name of Registrant as Specified In Its Charter)

                        ENHANCE FINANCIAL SERVICES GROUP
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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              BULLET POINTS FOR PROXY DISCUSSIONS ON PROPOSITION 3



- Need the amendment to the plan - only 300,000 shares left in the current plan but we used 1,300,000 last year
- High value of option grants caused by recent volatility - longer time periods bring value down by 1/3
- Comparison to surety insurance is not indicative of our business - we recruit across broader financial services industry - recent volatility is more like semi-conductor industry
- High cost due to flexibility to issue restricted shares, but we don't issue them. (Since becoming a public company, we have issued only approximately 10,000 restricted shares in two special circumstances)
-    Options are broadly distributed - including secretaries and mailroom
-    Top 5 people got less than 1/3 of total 1998 grants
- We have a repurchase program in place to offset the dilutive impact of exercises - we have repurchased over 1 million shares in our current buyback program and over 3 million shares since the company went public